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                                                                 Exhibit (10)(a)



                        [SUTHERLAND ASBILL & BRENNAN LLP]

MARY E. THORNTON
DIRECT LINE: 202.383.0698
Internet: mary.thornton@sablaw.com

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 7 to Form N-4 (File No. 333-118362) for Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /S/ MARY E. THORNTON
                                            ------------------------------------
                                            Mary E. Thornton
Washington, D.C.
February 14, 2007